Exhibit 10.2

The Cheesecake Factory Incorporated

Stock Incentive Plan, effective May 30, 2019

NOTICE OF GRANT AND STOCK OPTION AGREEMENT AND/OR RESTRICTED SHARE AGREEMENT

Notice is hereby given of the following Stock Option Grant and/or Award of Restricted Shares of The Cheesecake Factory Incorporated, a Delaware corporation (“Company”), pursuant to the Stock Incentive Plan, effective May 30, 2019 (as amended from time to time, the “Plan”).  In consideration of the promises and of the mutual agreements contained in this Notice of Grant and Stock Option Agreement and/or Restricted Share Agreement (“Agreement”), the parties hereto agree as follows:

Section 1.  Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Plan.  Otherwise, as used in this Agreement, the following terms shall have the following respective meanings:

Award	The Options to purchase shares of the Company’s Common Stock (“Shares”) and/or Restricted Shares granted in accordance with this Agreement
Date of Grant	_________, 20__
Participant
No. of Time-Based Restricted Shares Awarded	_____Restricted Shares
Time-Based Restricted Shares Vesting Date(s)	Restricted Shares Vesting Date(s) __________, 20__ __________, 20__ __________, 20__	Incremental Vesting Percentage 60% 20% 20%
Maximum No. of Performance-Based Restricted Shares Awarded

____Restricted Shares (corresponding to achievement of the Performance Goals at maximum, as set forth on Exhibit A). The actual number of Restricted Shares that vest may be at a lower amount, or none at all, dependent upon the level of achievement of the Performance Goals, each within the ranges set forth on Exhibit A attached hereto.

The number of Performance-Based Restricted Shares that satisfy the Performance Goals and become eligible to vest (“Earned Shares”) shall be determined as follows:

•

First, the average Payout % for each of the Total Revenue Growth Performance Goal, the Sales per Productive Square Foot Performance Goal and the Adjusted Controllable Profit Performance Goal for the Company’s fiscal years 2021, 2022, and 2023 (the

“Fiscal Years”) shall be determined in accordance with Exhibit A (each, a “Performance Goal Average Payout Percentage”);

•

Second, the average of the Performance Goal Average Payout Percentages shall be calculated (the “Performance Percentage”); and

•

Third, the Performance Percentage shall be applied to the number of Performance-Based Restricted Shares awarded in order to determine the number of Earned Shares that are eligible to vest.

Target No. of Performance-Based Restricted Shares	____Restricted Shares (corresponding to achievement of the Performance Goals at target, as set forth on Exhibit A).
Total Revenue Growth Performance Goal	The Company’s achievement of total annual consolidated revenue growth goals for each Fiscal Year, as set forth on Exhibit A attached hereto.
Sales per Productive Square Foot Performance Goal

The Company’s achievement of annual sales per productive square foot goals for each Fiscal Year for The Cheesecake Factory restaurants as reported in the Company’s Form 10-K, as set forth on Exhibit A attached hereto.

Adjusted Controllable Profit Performance Goal

The Company’s achievement of annual adjusted controllable profit goals for each Fiscal Year for The Cheesecake Factory restaurants, as reported in each restaurant’s profit and loss statement, as set forth on Exhibit A attached hereto.

Performance Goals	Refers collectively to the Total Revenue Growth Performance Goal, Sales per Productive Square Foot Performance Goal and Adjusted Controllable Profit Performance Goal.

Performance-Based Restricted Shares Vesting Date(s)

The number of Earned Shares shall be determined by the Committee as soon as administratively practicable, but in no event later than [60] days, following the end of Fiscal Year 2023 (the “Determination Date”).  Any Performance-Based Restricted Shares that are determined not to be Earned Shares as of the Determination Date shall be forfeited immediately.

The Performance-Based Restricted Shares that remain outstanding after the Determination Date, shall then be subject to the following incrementally time-based vesting condition (with the number of vesting Restricted Shares rounded to the nearest whole number):

	Restricted Shares Vesting Date _______, 20__ _______, 20__ _______, 20__	Incremental Vesting Percentage 60% 20% 20%

Restricted Shares	The Shares awarded to Participant pursuant to the Plan and this Agreement comprised of the Time-Based Restricted Shares and the Performance-Based Restricted Shares.
Restricted Shares Vesting Dates	Refers collectively to the Performance-Based Restricted Shares Vesting Date(s) and the Time-Based Restricted Shares Vesting Date(s).
No. of Non-Statutory Option Shares Granted	_____Option Shares
Option Exercise Price	$____ per Share
Option Expiration Date	_____, 202_
Option Vesting Date(s)	____ Option Shares on ______, 20__
____ Option Shares on ______, 20__
____ Option Shares on ______, 20__
____ Option Shares on ______, 20__
____ Option Shares on ______, 20__

Option

The option to purchase Shares granted to Participant pursuant to the Plan and this Agreement. The Option is not intended to constitute an “incentive stock option” as that term is used in Code Section 422.

QDRO	A domestic relations order as defined in Code Section 414(p)(1)(B).

Section 2.  Designation of Award.  Subject to the terms and conditions of the Plan and this Agreement, the Company grants to Participant the Option to purchase the number of Option Shares shown above and/or grants to Participant the number of Restricted Shares shown above.

Section 3. Interpretation.  The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety.  Participant hereby agrees to be bound by the terms of the Plan and this Agreement and acknowledges that the Option is, and/or Restricted Shares are, granted subject to and in accordance with the Plan and this Agreement.  In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control, except as expressly set forth herein.  By execution below, Participant acknowledges receipt of a copy of the Stock Incentive Plan Summary and Prospectus. A copy of the Plan is available, without charge, upon request to the Company’s Stock Plan Administrator.

Section 4.  Exercise of Option; Sale of Shares.

(a) This Option is exercisable during its term in accordance with the Option Vesting Dates set out in this Agreement and the applicable provisions of the Plan and this Agreement. This Option is exercisable in a manner and pursuant to such procedures as the Committee may determine. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with applicable laws.  Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to Participant on the date the Option is exercised with respect to such Shares.

(b)Payment of the aggregate Exercise Price and any applicable tax withholding obligation shall be by any of the following, or a combination thereof, at the election of Participant:  (i) cash; or (ii) check; or (iii) consideration received by the Company using a Cashless Exercise; or (iv) with the Committee’s consent, consideration received by the Company through a Net Exercise; or (v) with the Committee’s consent, surrender of other Shares, provided that such Shares in the case of Shares acquired from the Company, have been vested and owned by Participant for such duration as shall be specified by the Committee.  Utilization of the methods described in clauses (iii), (iv) and (v) shall in all cases be subject to the Company’s Special Trading Policy and Procedures and the Addendum thereto.

(c)The sale of Shares received from the exercise of the Option may at the Company’s discretion be delayed in order to restrict sale of the Shares received from the exercise of an Option during any period in which trading in the Company’s securities is restricted under the Company’s Special Trading Policy and Procedures or otherwise as required under applicable securities’ laws.

(d)The sale of Shares received from the exercise of an Option may at the Company’s discretion be delayed if in the Company’s judgment trading market conditions would be adversely impacted by the exercise and sale of such Shares.  The Company may also at its discretion place any reasonable restrictions or conditions on the sale of Shares received upon exercise of the Option as it believes would be in the best interests of the trading market for the Company’s securities.

Section 5.  Termination of Option.  (a) The term of the Option shall commence on the Date of Grant and expire on the earlier of (i) the Option Expiration Date set forth above, or (ii) if Participant’s Service is terminated, and such termination of Service occurs by reason of (A) death or Disability, twenty-four (24) months from the death or Disability Termination Date; (B) Retirement, twenty-four (24) months from the Retirement Termination Date, provided, however, that such twenty-four (24) month period shall instead be thirty-six (36) months if Participant has completed at least twenty (20) continuous years of Service as of the Termination Date; or (C) other than for Retirement, death or Disability, or Cause, three (3) months from the Termination Date unless a later time period is specified in Participant’s employment agreement with the Company, if any, in which case such later time period shall apply. Notwithstanding the above, if Participant’s termination of Service occurs by reason of Cause, neither Participant nor Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise such Option on or after the Termination Date.

(b) In accordance with Plan Section 4(h), to the extent that during the entire last two (2) weeks prior to the termination of a vested, in-the-money Option due to Participant’s termination of Service for any reason other than by the Company for Cause, a sale of Shares underlying such Option would violate Section 16(b) of the Exchange Act or would otherwise be prohibited by Company policy or applicable law or regulation, then such Options shall instead remain exercisable for two (2) weeks after the first business day that all such prohibitions to sale are no longer applicable (subject in all cases to the Option Expiration Date).

(c)Notwithstanding anything to the contrary in this Agreement or anywhere else, the Option shall not be exercisable after the Option Expiration Date.

Section 6.   Restricted Shares and Forfeiture.  The unvested portion of the Restricted Shares is subject to forfeiture.  Except as provided in this Agreement, in order to vest in and not forfeit the Restricted Shares, Participant must remain in Service until the applicable Restricted Shares Vesting Date (as such date may be accelerated pursuant to Section 8 below), and until the applicable Restricted Shares Vesting Date, Unvested Restricted Shares shall be subject to the restrictions on Transfer set forth in Section 9 below (the “Restrictions”).

Section 7. Dividend and Voting Rights For Restricted Shares.  After the Date of Grant, Participant shall be entitled to voting rights with respect to the Restricted Shares even though the Restrictions have not lapsed, provided that such rights shall terminate immediately as to any Restricted Shares that are forfeited pursuant to this Agreement.  If any dividends are declared and paid on the Restricted Shares, then such dividends (whether in the form of cash or Shares) shall be subject to the same vesting conditions and restrictions as the Restricted Shares with respect to which the dividends were paid, and Participant shall not be entitled to receive any such dividends until the Restrictions have lapsed.  If the Board makes any adjustment pursuant to Section 11 of the Plan and the Restrictions have not lapsed as to the Restricted Shares prior to such adjustment, the Restrictions and forfeiture provisions of this Agreement shall be applicable to any additional Shares resulting from such adjustment to the same extent as the Restrictions and forfeiture provisions of this Agreement are applicable to the Restricted Shares to which the additional Shares relate.

Section 8.  Vesting Date; Lapse of Restrictions.

Except as otherwise provided in the Plan or this Agreement, the Option Vesting Date and/or the Restricted Shares Vesting Date shall occur as follows:

(a)To the extent vested, the Option, or portion thereof, shall be exercisable as of the applicable Option Vesting Date (as such date may be accelerated pursuant to this Section 8 below) provided Participant is in Service and in good standing on the applicable Option Vesting Date.  Notwithstanding the foregoing, in the event of Participant’s death or Disability, the Award shall vest in full, to the extent then-unvested, as of the date of Participant’s death or the Termination Date due to such Disability.

(b)The Restrictions on the Restricted Shares shall lapse on the applicable Restricted Shares Vesting Date.  Notwithstanding the foregoing, in the event of Participant’s death or Disability, (i) the Restrictions on the Time-Based Restricted Shares shall lapse in full as of the date of Participant’s death or the Termination Date due to such Disability, and (ii) the time-based vesting condition on the Performance-Based Restricted Shares shall be deemed satisfied in full as of the date of Participant’s death or the Termination Date due to such Disability and the Performance-Based Restricted Shares shall continue to be subject to the applicable performance-based vesting condition(s) and will only be vested if and when (if ever) such performance-based vesting condition(s) are actually achieved as provided herein (but shall not be subject to further time based vesting) and for the avoidance of doubt, to the extent that such performance-based vesting condition(s) are not achieved, such Restricted Shares shall automatically be forfeited and cancelled.

(c)In the event that a Change in Control occurs and all or any portion of the then-outstanding Option Shares and/or Restricted Shares subject to this Award are not continued, converted, assumed or replaced, then, pursuant to Plan Section 12(a), such Option Shares and/or Restricted Shares subject to this Award that are not continued, converted, assumed or replaced shall become fully vested and, with respect to all such Option Shares, exercisable, and, with respect to all such Restricted Shares, all forfeiture, repurchase and other restrictions shall lapse, in each case as of immediately before such Change in Control; provided that, to the extent that the vesting of the Performance-Based Restricted Shares are then subject to the satisfaction of performance-based vesting conditions, such Performance-Based Restricted Shares shall vest at the greater of (i) the target level of performance, pro-rated based on the period elapsed between the beginning of the applicable performance period and the date of the Change in Control, or (ii) the actual performance level as of the date of the Change in Control (as determined by the Committee) with respect to all open performance periods.  Pursuant to Plan Section 12(b), Participant shall be given an opportunity exercise all such Option Shares during a period of time determined by the Committee.

(d)In the event that a Change in Control occurs and (i) the acquiring entity assumes, continues or replaces some or all of this Award, and (ii) within eighteen (18) months thereafter Participant incurs a termination of Service without Cause, for Good Reason or due to a “Constructive Termination” (as defined under Participant’s written employment agreement with the Company, if any), then Participant shall thereupon be fully vested in such continued, assumed or replaced Award (or portion thereof); provided, however, that, notwithstanding anything in the Plan to the contrary, with respect to any such continued, assumed or replaced Award which is then subject to one or more performance-based vesting condition(s) or performance goal(s) (a “Performance Award”), any time-based vesting condition of such Performance Award shall be deemed satisfied in full as of the date of such termination, and such Performance Award shall continue to be subject to the applicable performance-based vesting condition(s) or performance goal(s) and will only be vested if and when (if ever) such performance-based vesting condition(s) or performance goal(s) are actually achieved (but shall not be subject to further time based vesting) and for the avoidance of doubt, to the extent that such performance-based vesting condition(s) or performance goal(s) are not achieved, the Performance Award or applicable portion thereof shall automatically be forfeited and cancelled.  With respect to any such Performance Awards, the foregoing provision of this Section 8(d) is expressly intended to, and shall, supersede and override the accelerated vesting provisions set forth in Section 12(b) of the Plan.

(e)The number of Shares subject to the Options and the Restricted Shares subject to the Award shall be subject to adjustment pursuant to Section 11 of the Plan.

(f)The provisions of this Section 8 are subject to the specific terms of any written employment agreement between Participant and the Company, which agreement may provide for the acceleration of the Option Vesting Dates or the removal of Restrictions and acceleration of Restricted Shares Vesting Dates upon the occurrence of specified events.  If the conditions under such employment agreement occur for the acceleration of the Option Vesting Dates or the removal of Restrictions and acceleration of the Restricted Shares Vesting Dates, then notwithstanding anything to the contrary in this Agreement, to the extent provided for under such employment agreement, the Option shall become exercisable and vested with respect to the applicable Option Shares granted hereunder and the Restrictions on the Restricted Shares awarded hereunder shall lapse and the Restricted Shares, as applicable, shall become vested as of the date required under such employment agreement, except in no event shall acceleration of any Restricted Shares result in the lapse of the Restrictions prior to one (1) year from the Date of Grant (except as permitted under Plan Sections 3(c)(iv) or 12)).

Section 9.  Restrictions on Transfer.

(a)The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered (collectively, a “Transfer”) in any way by Participant, either voluntarily or involuntarily, and may be exercised during the lifetime of Participant only by Participant, or in the event of Participant’s legal incapacity, by Participant’s guardian or legal representative acting in a fiduciary capacity on behalf of Participant under state law.  If Participant dies, the Option shall thereafter be exercisable as provided above and in the Plan.  The Option shall not be subject to execution, attachment or similar process other than pursuant to a QDRO.

(b)Prior to the time that the Restrictions have lapsed with respect to Restricted Shares, neither the Restricted Shares, nor any interest therein, nor amount payable in respect thereof may be Transferred in any way, either voluntarily or involuntarily.  The Transfer restrictions in the preceding sentence shall not apply to: (i) transfers to the Company; (ii) transfers by will or the laws of descent and distribution; or (iii) transfers pursuant to a QDRO.  Upon and after the time any Restrictions shall have lapsed, Participant shall be permitted to transfer the Shares as to which the Restrictions have lapsed subject to applicable securities law requirements, the Company’s Special Trading Policy and Procedures, and any other applicable laws or regulations.

(c)Any attempted Transfer of the Option or Restricted Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, or Restricted Shares, except pursuant to a QDRO, shall be null and void and without effect.

Section 10.Award Subject to Clawback Policy.  In accordance with Section 13(d) of the Plan, the Company may (i) cause the cancellation of all or any portion of this Award, (ii) require reimbursement of all or any portion of this Award by Participant and (iii) effect any other right of recoupment of equity or other compensation provided under the Plan or otherwise in accordance with Company policies and/or applicable law in effect as of the Date of Grant of this Award.

Section 11.  Designation of Beneficiary.  Participant may designate one or more beneficiaries with respect to this Award or any Awards made under the Plan by timely filing the prescribed beneficiary designation form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time prior to Participant’s death.  If no beneficiary was designated or if no designated beneficiary survives Participant, then after a

Participant’s death any vested portion of the Award shall be transferred or distributed to Participant’s estate.

Section 12.   No Tax or Other Advice from Company.  Participant acknowledges and agrees that the Company has not provided any tax, legal or financial advice to Participant, and the Company has not made any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan or this Agreement.

Section 13. Tax Withholding.  The Company in its discretion shall be entitled to require a cash payment by or on behalf of Participant and/or deduct from other compensation payable to Participant any sums required by federal, state, local or foreign tax law or regulation to be withheld with respect to the lapsing of any Restrictions or upon exercise of the Option.  If Participant makes the election permitted by Section 83(b) of the Code to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then Participant shall notify the Company of such election within 10 days after filing the notice of the election with the Internal Revenue Service.  PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT'S BEHALF.  MOREOVER, PARTICIPANT IS RELYING SOLELY ON PARTICIPANT’S OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A CODE SECTION 83(B) ELECTION.

Section 14.  Notices.  All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)	if to the Company:

The Cheesecake Factory Incorporated
26901 Malibu Hills Road
Calabasas Hills, California 91301
Attention: General Counsel

If to the Company, to exercise an Option:

The Cheesecake Factory Incorporated
26901 Malibu Hills Road
Calabasas Hills, California 91301
Attn: Stock Plan Administrator

(b)	if to Participant:

The last address set forth in the Company’s records

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (ii) in the case of nationally recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that date on which the piece of mail containing such communication is posted.

Section 15.  Waiver of Breach.  The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 16.  Participant’s Undertaking.  Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or affect one or more of the obligations or restrictions imposed on Participant pursuant to the express provisions of this Agreement and the Plan.

Section 17.  Modification of Rights.  The rights of Participant are subject to modification and termination in certain events as provided in this Agreement and the Plan.

Section 18.  Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.  IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 19.  Resolution of Disputes.

(a)Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the Plan shall be settled by binding arbitration held in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 19.  This Section 19 shall be construed and enforced in accordance with the Federal Arbitration Act, notwithstanding any other choice of law provision in this Agreement.  Notwithstanding the foregoing:

Any party hereto may, in its discretion, apply to a court of competent jurisdiction for equitable relief.  Such an application shall not be deemed a waiver of the right to compel arbitration pursuant to this Section 19.

(b)Arbitrators. The panel to be appointed shall consist of three neutral arbitrators:  one selected by the Company, one selected by Participant, and one selected by the designees of the Company and Participant.

(c)Procedures.  The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s).  The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision.

(d)Authority.  The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys’ fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

(e)Entry of Judgment.  Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction.  Company and Participant hereby submit to the in personam jurisdiction of the Federal and State courts in Los Angeles, California, for the purpose of confirming any such award and entering judgment thereon.

(f)Confidentiality.  All proceedings under this Section 19, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties and by the arbitrators.

(g)Continued Performance.  The fact that the dispute resolution procedures specified in this Section 19 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith.

(h)Tolling.  All applicable statutes of limitation shall be tolled while the procedures specified in this Section 19 are pending.  The parties will take such action, if any, required to effectuate such tolling.

(i)Confidentiality.  All proceedings under this Section 19, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties and by the arbitrators.

Section 20.Fractional Shares.  For purposes of this Agreement, any fractional Shares that vest, become exercisable or are earned pursuant to this Agreement will be rounded to the nearest whole Share, as determined by the Company; provided, however, that in no event shall such rounding cause the aggregate number of Shares that vest, become exercisable or are earned under an Award to exceed the total number of Option Shares, Time-Based Restricted Shares or Performance-Based Restricted Shares, as applicable, awarded to Participant as set forth in Section 1 above.

Section 21.  No Employment Commitment by Company; No Effect on Employment Agreements.  Nothing in this Agreement or the Plan constitutes an employment commitment by the Company, affects Participant’s status under any employment agreement between the Company and Participant, confers upon Participant any right to remain employed by the Company or any subsidiary, interferes in any way with the right of the Company or any subsidiary at any time to terminate such employment, or affects the right of the Company or any subsidiary to increase or decrease Participant’s compensation or other benefits.  The preceding sentence is subject, however, to the terms of any written employment agreement between Participant and the Company (which may not be modified by any oral agreement). Notwithstanding anything to the contrary in this Agreement, in the event of a conflict between this Agreement and any written employment agreement between Participant and the Company, the written employment agreement shall control provided, however, that if the Plan or this Agreement provides for earlier vesting schedules, or for the earlier acceleration of vesting of any Option or lapse of Restrictions with respect to Restricted Shares upon the occurrence of specified events, then the Plan or this Agreement shall control as to such earlier vesting schedule or earlier acceleration of vesting or lapse of Restrictions upon the occurrence such specified events.

Section 22.  Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 23.  Severability.  If any provision of this Agreement is found to be invalid or unenforceable, the invalidity or unenforceability shall not affect the validity of the remaining provisions hereof.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 24.  Compliance with Section 409A of the Code.  The Option and/or the Restricted Shares awarded under this Agreement, as the case may be, are intended in all respects not to subject Participant to taxation under Section 409A of the Code.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation, any such regulations or guidance that may be issued after the Date of Grant so that neither the Option nor any Restricted Shares will be subject to Code Section 409A.  In the event that the Company determines that any amounts will be taxable to Participant under Section 409A of the Code and related Department of Treasury guidance, the Company may, in its sole and absolute discretion, adopt such amendments to this Agreement (having prospective or retroactive effect), and/or take such other actions, as the Company determines to be necessary or appropriate to avoid the application of Section 409A of the Code to such Option or Restricted Shares.  No such amendment or other action shall be adopted or taken that will cause the Option and/or the Restricted Shares to be subject to Section 409A.

Section 25.   Stock Certificates For Restricted Shares.

(a)If Restricted Shares are awarded under this Agreement, the Company shall issue such Restricted Shares subject to this grant either: (i) in certificate form as provided below; or (ii)

in book entry form, registered in the name of Participant with notations regarding the applicable restrictions on transfer imposed under this Agreement.

Any certificates representing Restricted Shares that may be delivered to Participant by the Company prior to the lapse of the Restrictions shall be promptly redelivered to the Company to be held by the Company until the Restrictions on such Shares shall have lapsed and the Shares shall thereby have become transferable or the Shares represented thereby have been forfeited hereunder.  Such certificates shall bear the following legend:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein is subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and The Cheesecake Factory Incorporated.  A copy of such Agreement is on file in the office of the Secretary of The Cheesecake Factory Incorporated.”

(b)After the lapse of the Restrictions with respect to any of the Restricted Shares, the Company shall, as applicable, either remove the notations on any of the Restricted Shares issued in book entry form as to which the Restrictions have lapsed or deliver to Participant a certificate or certificates evidencing the number of Restricted Shares as to which the Restrictions have lapsed.  Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or Disability, as the case may be) shall deliver to the Company any representations or other documents or assurances required in accordance with the Plan.  The Shares so delivered shall no longer be Restricted Shares.

(c)If Restricted Shares are awarded under this Agreement, concurrently with the execution and delivery of this Agreement, Participant shall deliver to the Company an executed Stock Power and Assignment Separate from Certificate in the form attached hereto as Exhibit B, in blank, with respect to such Shares.  Participant, by acceptance of the grant of Restricted Shares, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Company and each of its authorized representatives as Participant’s attorney(s) in fact to effect any transfer of forfeited Shares (or Shares otherwise reacquired or withheld by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

THE CHEESECAKE FACTORY INCORPORATED,
a Delaware corporation

By:
Name and title: Matthew Clark, Executive Vice
President and Chief Financial Officer
Its Authorized Officer

BY EXECUTION BELOW I ACCEPT ALL TERMS AND CONDITIONS OF THE NOTICE OF GRANT AND THE OTHER DOCUMENTS REFERENCED HEREIN

PARTICIPANT:

(Signature)

(Print Name)

Address for Notice:

(Please execute and return this Notice of Grant and Stock Option Agreement and/or Restricted Share Agreement to the Company’s Stock Plan Administrator

at the address above; keep a copy for your records)

Attachments:

•	Exhibit A – Restricted Shares Performance Goals
•	Exhibit B- Stock Power and Assignment Separate from Certificate
•	Stock Incentive Plan Summary and Prospectus
•	Special Trading Policy and Procedures
•	Addendum To Special Trading Policy and Procedures for Section 16 Persons
•	SEC Filing List (prospectus supplement)
•	Designation of Beneficiary(ies) Form

EXHIBIT A

EXECUTIVE OFFICER PERFORMANCE SHARE GRANTS

(See Attached)

A-1

EXHIBIT B

STOCK POWER AND

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________ (___________) shares of the Common Stock, $0.01 par value per share, of The Cheesecake Factory Incorporated, a Delaware corporation (the “Company”), standing in the name of ___________________ on the books of the Company represented by Certificate No. ______ herewith and does hereby irrevocably constitute and appoint _____________________________________________ attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated

Printed Name

B-1